SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):    July 10, 1996

 HEWLETT-PACKARD COMPANY
 (Exact name of registrant as specified in its charter)

  California                           001-04423       94-1081436
 (State or other jurisdiction         (Commission     (IRS Employer
  of incorporation)                    File Number)    Identification No.)

 3000 Hanover Street, Palo Alto, California             94304
 (Address of principal executive offices)              (Zip Code)

 Registrant's telephone number, including area code:   (415) 857-1501

 __________________________________________________________________________
 (Former name or former address, if changed since last report)

 Item 5.  Other Events.

    On July 10, 1996, Registrant announced that it would discontinue manufacturing disk-drive mechanisms and cease operations of its Disk Memory Division located in Boise, Idaho and Penang, Malaysia. The company also stated that the actions would result in a pre-tax charge against earnings of approximately $150 million in the company's 1996 fiscal third quarter, which ends July 31.

                                 SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HEWLETT-PACKARD COMPANY


 Dated: July 31, 1996               By:  Robert P. Wayman,
                                         Executive Vice President,
                                         Finance and Administration
                                         and Chief Financial Officer